Exhibit 99.1

Adept Technology Announces Organizational Changes and Restructuring to
                 Accelerate Vertical Market Strategy

      Actions to Increase Focus on High-Growth Markets and Drive
                     Operational Cost Efficiencies

    LIVERMORE, Calif.--(BUSINESS WIRE)--June 28, 2007--Adept
Technology, Inc. (NASDAQ:ADEP), a leading provider of intelligent vision-guided robotics and global robotics services, today announced that John Dulchinos has been promoted to President and Chief Operating Officer, reporting to Robert Bucher, Chief Executive Officer.

    Mr. Dulchinos joined Adept in 1987 and has served in numerous management roles in the Company, most recently as Vice President, Global Sales and Marketing, where he has been responsible for developing Adept's vertical market sales strategy focusing on the Packaged Goods, Life Sciences, Disk Drive/Electronics, and Semiconductor industries. In his new role as President and COO, Mr. Dulchinos will focus on optimizing Adept's sales, development activities and operations, including implementing the Company's plans to reduce expenses and rebalance its sales and operational resources to cost effectively support growth in its target vertical markets.

    Robert Bucher will continue to focus on leading Adept's strategic initiative to explore and develop new opportunities to grow and diversify the Company's business, both through the transition of the Company's business into high-growth emerging markets and through external partnerships and acquisitions.

    Additionally, Joachim Melis has been promoted to Vice President, Worldwide Sales. Mr. Melis was formerly Vice President Sales, Europe, where he made significant contributions to sales growth, resulting in Europe accounting for between 40% and 50% of the Company's total revenues in recent quarters. In his new role as Vice President, Worldwide Sales, Mr. Melis will be responsible for overseeing and coordinating Adept's product and services sales initiatives on a global basis.

    Separately, Steven Moore, VP Finance and Chief Financial Officer, has accepted a position with another company and will be leaving Adept effective mid-July. The Company, with the input of the Audit
Committee, is considering its alternatives for Mr. Moore's replacement as CFO.

    "We appreciate Steve's contributions in developing the finance team and implementing the systems to strengthen the operational and accounting functions that are critical to our financial reporting," said Robert Bucher. "We wish him well in his future endeavors."

    Restructuring Details

    Adept also announced details of its planned restructuring, which is intended to lower fixed operating costs and redistribute sales and engineering resources to more quickly grow its target vertical markets while maintaining momentum in key existing markets. The plan consists of the following:

    --  A headcount reduction of approximately 15%;

    -- Rationalization of certain manufacturing operations at its Livermore, California headquarters, with a corresponding reduction of leased space;

    -- Closure of Adept's Canada and Connecticut facilities due to North American market erosion;

    -- The reallocation of some operational headcount from the U.S. to Europe to accelerate positive market momentum;

    -- The consolidation of software development activities in Adept's Livermore, California headquarters and the consolidation of U.S. sales and service operations in the Company's new Cincinnati Technical Center;

    -- The realignment of Adept's North American sales organization to create dedicated sales teams focused on the Life Sciences and Packaged Goods industries, further strengthening the Company's ability to address its target vertical markets;

    --  Transfer and consolidation of sales coverage of the Disk
        Drive/Electronics market to the Company's Singapore office;
        and

    -- Continued outsourcing manufacturing operations for standard products.

    As a result of these restructuring measures, Adept expects to incur restructuring charges of approximately $1.6 million, of which the majority relate to facility closure and lease terminations. Approximately $1.2 million of these charges will be recorded in the fourth quarter ending June 30, 2007. Additionally, the consolidation of software development activities in the Company's Livermore facility is expected to have an impairment impact on the goodwill on Adept's balance sheet and Adept is currently reviewing that impact. As of March 31, 2007, Adept had approximately $3.2 million of goodwill related to the acquisition of HexaVision in 2000 and META in 2002.

    "The rebalancing of our sales resources will enable Adept to optimize our current sales levels with new channels and redeploy direct salespeople to emerging high-growth markets," commented Robert Bucher. "At the same time, we will pursue acquisitions and partnerships to diversify our company into new markets."

    "These strategic organizational changes will allow Adept to better leverage the significant opportunities for growth in our European and target vertical markets while we continue to drive operational cost efficiencies and pursue technology and business acquisitions and partnerships to achieve our growth and profitability objectives," commented John Dulchinos.

    About Adept Technology, Inc.

    Adept is a global, leading provider of intelligent robotics systems and services that enable customers to achieve precision, speed, quality and productivity in their assembly, handling, packaging, testing and other automated processes. With a comprehensive portfolio of high-performance motion controllers, application development software, vision-guidance technology and high-reliability robot mechanisms, Adept provides specialized, cost-effective robotics systems and services to high-growth markets including Packaged Goods, Life Sciences, Disk Drive/Electronics and Semiconductor; as well as to traditional industrial markets including machine tool automation and automotive components. More information is available at www.adept.com.

    All trade names are either trademarks or registered trademarks of their respective holders.

    Forward-Looking Statements

    This press release contains certain forward-looking statements including statements regarding the Company's restructuring activities and as a result of such activities, expectations regarding restructuring charges and impairment, decreasing operational costs, optimization of certain sales levels potentially impacting financial performance market opportunities and Adept's potential growth based on its strategy and potential partnerships and acquisitions, that involve a number of risks and uncertainties. The Company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, the actual results of our substantial past restructuring activities, the possible need to implement further restructurings, and potential negative impact of current restructuring efforts; factors affecting our operating results including factors difficult to forecast; customers' ability to pay invoices in a timely manner; the risk that some of customers may become insolvent; future economic, competitive and market conditions including those in Europe and Asia and those related to the Company's strategic markets; risks of acceptance of the Company's new or current products in the marketplace; the financial and operating risks and regulatory requirements associated with the Company's international operations, sales and foreign suppliers; the Company's limited cash resources; the cyclicality of capital spending of customers and lack of long-term customer contracts; dependence on the continued growth of the intelligent automation market; the highly competitive nature of and rapid technological change within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's significant fixed costs which are not easily reduced; the Company's outsourced manufacturing dependence and risks associated with sole or single sources of supply and lengthy procurement lead times; the risks associated with the seasonality of the Company's products; the risks associated with product defects; the potential delays associated with the development and introduction of new products or software releases; the Company's ability to sell its products through systems integrators and original equipment manufacturers who may also promote competing products; the need to hire and retain qualified managerial personnel and to complete acquisitions to expand operations; potential business disruption or increased expenses as a result of any acquisition Adept may make; risks of unfair termination claims by employees; risks associated with variations in gross margins based on factors which are not always in the Company's control or risks related to the Company's potential inability to strengthen its internal controls over financial reporting.

    For a discussion of risk factors relating to Adept's business, see Adept's annual report on Form 10-K for the fiscal year ended June 30, 2006 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors contained therein.

    CONTACT: Adept Technology, Inc.
             Steven L. Moore, Chief Financial Officer, 925-245-3400 investor.relations@adept.com